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                                                                EXHIBIT 10.23

                   AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

1. PARTIES. This Lease, dated for reference purposes only, August 1, 1988, is made by and between KCB Development, a California general partnership (herein called "Lessor") and SCP Corporation, a California corporation (herein called "Lessee").

2. PREMISES. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the County of Los Angeles, State of California commonly known as 9601 John Street, Santa Fe Springs, California 90670 and described as in Exhibit A attached hereto by legal description.

Said real property including the land and all improvements therein, is herein called "the Premises".

3.   TERM.

     3.1. TERM. The term of this Lease shall be for 10 years (subject to adjustment under Paragraph 4 and extension terms under Paragraph 50) commencing on the first day of , 1988 and ending on the last day of , 1998 unless sooner terminated pursuant to any provision hereof (unless so adjusted or extended).

     3.2.  DELAY IN POSSESSION. Lessee is now in possession.

4. RENT. Lessee shall pay to Lessor as rent for the Premises, monthly payment of $40,750, in advance, on the 1st day of each month of the term hereof. Lessee shall pay Lessor upon the execution hereof the amount called for by Paragraph 48.

Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or at such other places as Lessor may designate in writing.

5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof None as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount herein above stated and Lessee's failure to do so shall be a material breach of this Lease. If the monthly rent shall, from time to time, increase during the term of this Lease, Lessee shall thereupon deposit with Lessor additional security deposit so that the amount of security deposit held by Lessor shall at all times bear the same proportion to current rent as the original security deposit bears to the original monthly rent set forth in paragraph 4 hereof. Lessor shall not be required to keep said deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit.

6.   USE.

     6.1 USE. The Premises shall be used and occupied only for any lawful purpose (subject to Paragraph 54 with respect to hazardous substances and Paragraph 57 (vii) hereof with respect to


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prospective usage by a proposed assignee or subLessee) or any other use which is reasonably comparable and for no other purpose.

     6.2   COMPLIANCE WITH LAW.

           (b) Lessee shall at Lessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements in effect as of the date hereof and/or arising during the term or any part of the term hereof, regulating the Premises. Lessee shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant in the building containing the Premises, shall tend to disturb such other tenants.

     6.3   CONDITION OF PREMISES.

           (b) Except as otherwise provided in this Lease, Lessee hereby accepts the Premises in their condition existing as of the Lease commencement date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any convenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business.

7.   MAINTENANCE, REPAIRS AND ALTERATIONS.

     7.1 LESSEE'S OBLIGATIONS. Lessee shall keep in good order, condition and repair the Premises and every part thereof, structural and non structural, (whether or not such portion of the Premises requiring repair, or the means of repairing the same are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises) including, without limiting the generality of the foregoing, all plumbing, heating, air conditioning, (Lessee shall procure and maintain, at Lessee's expense, an air conditioning system maintenance contract) ventilating, electrical, lighting facilities and equipment within the Premises, fixtures, walls (interior and exterior), foundations, ceilings, roofs (interior and exterior), floors, windows, doors, plate glass and skylights located within the Premises, and all landscaping, driveways, parking lots, fences and signs located on the Premises and sidewalks and parkways adjacent to the Premises.

     7.2. SURRENDER. On the last day of the term hereof, or any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as when received, ordinary wear and tear excepted, clean and free of debris. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, furnishings and equipment. Notwithstanding anything to the contrary otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing on the premises in good operating condition.

     7.3 LESSOR'S RIGHTS. If Lessee fails to perform Lessee's obligations under this Paragraph 7, or under any other paragraph of this Lease, Lessor may at its option (but shall not be required to) enter upon the Premises after ten
(10) days prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the maximum rate then allowable by law shall become due and payable as additional rental to Lessor together with Lessee's next rental installment. See Paragraph 59 (ii).

     7.4. LESSOR'S OBLIGATIONS. Except for the obligations of Lessor under Paragraph 6.2 (a) and 6.3 (a) (relating to Lessor's warranty), Paragraph 9 (relating to destruction of the Premises) and under Paragraph


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14 (relating to condemnation of the Premises), it is intended by the parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises nor the building located thereon nor the equipment therein, whether structural or non structural, all of which obligations are intended to be that of the Lessee under Paragraph 7.1 hereof. Lessee expressly waives the benefit of any statue now or hereinafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the premises in good order, condition and repair.

7.5   ALTERATIONS AND ADDITIONS.

           (a) Lessee shall not, without Lessor's prior written consent make any alterations, improvements, additions or Utility Installations in, on or about the Premises, except for non structural alterations not exceeding $150,000 in cumulative costs during the term of this Lease in any event, whether or not in excess of $2,500 in cumulative cost. Lessee shall make no change or alteration to the exterior of the Premises nor the exterior of the building(s) on the Premises without Lessor's prior written consent. As used in this Paragraph 7.5 the term "Utility Installation" shall mean carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing. Lessor may require that Lessee remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the term, and restore the Premises to their prior condition. Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor may require that Lessee remove any or all of the same.

           (b) Any alterations, improvements, additions or Utility
Installations in, or about the Premises that Lessee shall desire to make and which requires the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner.

           (c) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorneys fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

           (d) Unless Lessor requires their removal, as set forth in Paragraph
7.5 (a), all alterations, improvements, additions and Utility installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be made on the Premises, shall become the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of the Paragraph 7.5 (d). Lessee's machinery and equipment other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of Paragraph 7.2.


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8.   INSURANCE INDEMNITY.

     8.1. INSURANCE PARTY. As used in this Paragraph 8, the term "insuring party" shall mean the party who has the obligation to obtain the Property Insurance required hereunder. The insuring party shall be designated in Paragraph 46 hereof Lessee shall, as additional rent for the Premises, pay the cost of all insurance required hereunder, except for that portion of the cost attributable to Lessor's liability insurance coverage in excess of $1,000,000 per occurrence.

     8.2 LIABILITY INSURANCE. Lessee shall, at Lessee's expense obtain and keep in force during the term of this Lease a policy of Combined Single Limit, Bodily Injury and Property Damage insurance insuring Lessor and Lessee against any liability arising out to the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than $500,000 per occurrence. The policy shall insure performance by Lessee of the indemnity provisions of this Paragraph 8. The limits of said insurance shall not, however, limit the liability of Lessee hereunder.

     8.3   PROPERTY INSURANCE.  See Paragraph 59 (iii)

           (a) The insuring party shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof, as the same may exist from time to time, which replacement value is now as per existing policy, but in no event less than the total amount required by lenders having liens on the Premises, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event same is required by a lender having a lien on the Premises), and special extended perils ("all risk" as such term is used in the insurance industry). Said insurance shall provide for payment of loss thereunder to Lessor or to the holders of mortgages or deeds of trust on the Premises. If the insuring party shall fail to procure and maintain said insurance the other party may, but shall not be required to, procure and maintain the same, but at the expense of Lessee. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount.

           (c) If the Lessor is the insuring party the Lessor will not insure Lessee's fixtures, equipment or tenant improvements unless the tenant improvements have become a part of the Premises under paragraph 7, hereof. But if Lessee is the insuring party the Lessee shall insure its fixtures, equipment and tenant improvements.

     8.4 INSURANCE POLICIES. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least B plus, or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide". The insuring party shall deliver to the other party copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses as required by this paragraph 8. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Lessor. If Lessee is the insuring party Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals or "binders" thereof, or Lessor may order such insurance and charge the cost thereof to Lessee which amount shall be payable by Lessee upon demand. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Paragraph
8.3. If Lessee does or permits to be done anything which shall increase the cost of the insurance policies referred to in Paragraph 8.3 then Lessee shall forthwith upon Lessor's demand reimburse Lessor for any additional premiums attributable to any maintained hereunder cover other improvements in addition to the Premises. Lessor shall deliver to Lessee written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed.


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     8.5    WAIVER OF SUBROGATION. Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against under paragraph 8.3 which perils occur in, or about the Premises, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. Lessee and Lessor shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease.

     8.6 INDEMNITY. Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's use of the Premises, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any negligence of the Lessee, or any of Lessee's agents, contractors, or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claims or any action or proceeding brought thereon: and in case any action or proceeding be brought against Lessor by reason of any such claims Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel satisfactory to Lessor. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor. See Paragraph 59 (iv).

     8.7 EXEMPTION OF LESSOR FROM LIABILITY. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee. Lessee's employees, invitees, customers, or any other person in or about the Premises, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinkles, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee Lessor shall not be liable for any damages arising from any act or neglect of any other tenant, if any of the building in which the Premises are located. See Paragraph 59 (i).

9.   DAMAGE OR DESTRUCTION.  See Paragraph 56


10.  REAL PROPERTY TAXES.

     10.1 PAYMENTS OF TAXES. Lessee shall pay the real property tax, as defined in paragraph 10.2, applicable to the Premises during the term of this Lease. All such payments shall be made at least ten (10) days prior to the delinquency date of such payment. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes shall be equitably prorated to cover only the period of time prior to or after the expiration of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Lessor shall reimburse Lessee to the extent required. If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee's next rent installment together with interest at the maximum rate then allowable by law. See Paragraph 59 (v)

     10.2 DEFINITION OF "REAL PROPERTY TAX". As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee,


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commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Premises. The term "real property tax" shall also include any tax, fee, levy, assessment or charge
(i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge herein above included within the definition of "real property tax," or
(ii) the nature of which was hereinbefore included within the definition of "real property tax," or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or (iv) which is imposed as a result of a transfer, either partial or total, of Lessor's interest in the Premises or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such transfer or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof. See Paragraph 59 (vi)

     10.3 JOINT ASSESSMENT. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive. See Paragraph 59 (vii)

     10.4  PERSONAL PROPERTY TAXES.

           (a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

           (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. UTILITIES. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises.

12.  ASSIGNMENT AND SUBLETTING.

     12.1 LESSOR'S CONSENT REQUIRED. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises, without the Lessor's prior written consent, which Lessor shall not unreasonably withhold. Lessor shall respond to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance, or subletting without such consent shall be void, and shall constitute a breach of this Lease.

     12.2 LESSEE AFFILIATE. Notwithstanding the provisions of paragraph 12.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, provided that said assignee assumes, in full, the obligations of Lessee under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment or


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subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.

     12.3 NO RELEASE OF LESSEE. Regardless of Lessor's consent, no subletting or assignment shall release Lessee of Lessee's obligation or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor form any other personal shall not be deemed to be a waiver by Lessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee. Lessor may consent to subsequent assignment of subletting of this Lease or amendments or modifications to this Lease with assignees of Lessee, without notifying Lessee or any successor of Lessee and without obtaining its or their consent thereto and such action shall not relieve Lessee liability under this Lease.

     12.4  ATTORNEY'S FEES.

13.  DEFAULTS; REMEDIES.

     13.1 DEFAULTS. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

           (a) The vacating or abandonment of the Premises by Lessee.

           (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of 10 days after written notice thereof from Lessor in the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

           (c) The failure by Lessee to observe or perform any of the convenants: conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (b) above, where such failure shall continue for a period of 30 days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than 30 days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

           (d) (i) The making by Lessee of any general arrangement or assignment for the benefit of creditor: (ii) Lessee becomes a "debtor" as defined in 11 U.S.C. Paragraph 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days. Provided, however, in the event that any provision of this paragraph 13.1 (d) is contrary to any applicable law, such provision shall be of no force or effect.

           (e) The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee any successor in interest of Lessee or any guarantor of Lessee's obligation hereunder, and any of them, was materially false.

     13.2 REMEDIES. In the event of any such material default or breach by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

           (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to


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Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises: expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided, that portion of the leasing commission paid by Lessor pursuant to Paragraph 15 applicable to the unexpired term of this Lease.

           (b) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

           (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

     13.3 DEFAULT BY LESSOR. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty
(30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

     13.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 6% of such overdue amount not to exceed $500. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding paragraph 4 or any other provision of this Lease to the contrary.

     13.5 IMPOUNDS. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of rent or any other monetary obligation of Lessee under the terms of this Lease, Lessee shall pay to Lessor, if Lessor shall so request, in addition to any other payments required under this Lease, a monthly advance installment, payable at the same time as the monthly rent, as estimated by Lessor, for real property tax and insurance expenses on the Premises which are payable by Lessee under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of any or all such real property taxes and insurance premiums. If the amounts paid to Lessor by Lessee under the provisions of this paragraph are insufficient to discharge the obligations of Lessee to pay such real property taxes and insurance premiums as the same become due, Lessee shall pay to Lessor, upon Lessor's demand, such additional sums necessary to pay such obligations. All moneys paid to Lessor under this paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a default in the obligations of Lessee to perform under this Lease, then any balance remaining from funds paid to Lessor under the provisions of this paragraph may, at the option of Lessor, be applied to the payment of any monetary default of Lessee in lieu of being applied to the payment of real property tax and insurance premiums.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the building on the Premises, or more than 25% of the land area of the Premises which is not occupied by any building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing only within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the building taken bears to the total floor area of the building situated on the Premises. No reduction of rent shall occur if the only area taken is that which does not have a building located thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of or damage to Lessee's trade fixtures and removable personal property, in the event that this Lease is not terminated by reason of such condemnation. Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

15.  BROKER'S FEE.  Deliberately Omitted.

16.  ESTOPPEL CERTIFICATE.

           (a) Lessee shall at any time upon not less than ten (10) days prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and to acknowledge that there are not to Lessee's knowledge any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

           (b) At Lessor's option, Lessee's failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be presented by Lessor (ii) that there are no uncured defaults in Lessor's performance, and (iii) that not more than one month's rent has been paid in advance or such failure may be considered by Lessor as a default under this Lease.

           (c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three years financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be sued only for the purposes herein set forth.

17. LESSOR'S LIABILITY. The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title or a Lessee's interest in a ground lease of the Premises, and except as expressly provided in paragraph 15, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

18. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the maximum rate then allowable by law from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease, provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee. See Paragraph 59 (ii)

20.  TIME OF ESSENCE. Time is of the essence.

21. ADDITIONAL RENT. Any monetary obligations of Lessee to Lessor under the terms shall be deemed to be rent.

22. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

23. NOTICE. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, and if given personally or by mail, shall be deemed sufficiently given if addressed to Lessee or to Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may be notice to the other specify a different address for notice purposes except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

24. WAIVERS. No waiver by Lessor or any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

25. RECORDING. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

26. HOLDING OVER. If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, but all options and rights of first refusal, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive by shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS. Each provision of this Lease performable by Lessee shall be deemed both a convenant and a condition.

29. BINDING EFFECT; CHOICE OF LAW. Subject to any provisions hereof restricting assignment by Lessee and subject to the provisions of Paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State wherein the Premises are located.

30.  SUBORDINATION.

           (a) This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quite possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground Lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

           (b) Lessee agrees to execute any documents required to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Lessee's failure to execute such documents within 10 days after written demand shall constitute a material default by Lessee hereunder, or, at Lessor's option, Lessor shall execute such documents on behalf of Lessee as Lessee's attorney-in-fact. Lessee does hereby make, constitute and irrevocably appoint Lessors as Lessee's attorney-in-fact and in Lessee's name, place and stead, to execute such documents in accordance with this paragraph 30 (b).

31. ATTORNEY'S FEES. If either party or the broker named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the court. The provisions of this paragraph shall inure to the benefit of the broker named herein who seeks to enforce a right hereunder.

32. LESSOR'S ACCESS. Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or Lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as Lessor may deem necessary or desirable. Lessor may at any time place on or about the Premises any ordinary "For Sale" signs and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Lessee.

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34.  SIGNS. See paragraph 57

35. MERGER. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

36. CONSENTS. Except for paragraph 33 hereof, wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld.

37. GUARANTOR. In the event that here is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.

38. QUIET POSSESSION. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provision on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Premises.

39.  Not Used.

40. MULTIPLE TENANT BUILDING. In the event that the Premises are part of a larger building or group of buildings then Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, care, and cleanliness of the building and grounds, the parking of vehicles and the preservation of good order therein as well as for the convenience of other occupants and tenants of the building. The violations of any such rules and regulations shall be deemed a material breach of this Lease by Lessee.

41. SECURITY MEASURES. Lessee hereby acknowledge that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of Lessee, its agents and invitees from acts of third parties.

42.  EASEMENTS. Deliberately Omitted

43. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. AUTHORITY. If Lessee is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30 ) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

45. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46.  INSURING PARTY. The insuring party under this Lease shall be the Lessee.

47. ADDENDUM. Attached hereto is an addendum or addenda containing paragraphs 48 through 59 which constitutes a part of this Lease and where applicable supersede the printed provisions and shall take precedence.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

     IF THIS LEASE HAS BEEN FILED IN IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL, NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

THE PARTIES HERETO HAVE EXECUTED THIS LEASE AT THE PLACE ON THE DATES SPECIFIED IMMEDIATELY ADJACENT TO THEIR RESPECTIVE SIGNATURES.


Executed at L.A., CA                             KCB Development, a California
                                                 general partnership

on 10/11/88                                   By: /s/ Garell
                                                  -----------------------------

Address: _______________________              By: _____________________________


                                                    "LESSOR" (Corporate Seal)



Executed at L.A., CA                              SCP Corporation, a California
                                                  Corporation

on 10/11/88                                   By: /s/  L.R. Knipple
                                                  ------------------------------

Address: _________________________            By: ______________________________
                                                    "LESSEE" (Corporate Seal)

                    ADDENDUM TO STANDARD INDUSTRIAL LEASE-NET

         This is an Addendum to that certain Standard Industrial Lease-Net dated August 1, 1988 (the "Lease"), by and between KGB Development, a California general partnership as "Lessor" and SCP Corporation a California corporation as "Lessee. The paragraphs below are a continuation of those in the printed form.

         48. Term Commencement. The lease under which Lessee has previously occupied the Premises shall automatically terminate concurrently with the acquisition of fee title to the Premises by the Lessor herein and the commencement of this present Lease is conditional upon such acquisition of such fee title. If such fee title has not been acquired by October 30, 1988, this Lease shall be of no force and effect. If such acquisition of fee title be other than on the first day of a calendar month, then for purposes of all provisions hereof dating from the commencement of the term, such first day shall be deemed the commencement date (although rent and other obligations shall be appropriately prorated) if such acquisition be prior to the 16th of the month; and shall be deemed to be the first day of the next following calendar month if such acquisition be on or after the 16th day of the month. In such latter event, Lessee's occupancy of the Premises from the date of the acquisition of such fee title by Lessor until such first day of such next calendar month shall be pursuant to the provisions of this Lease and Lessee shall pay rent therefor at the original rental rate under the Lease, prorated for the portion of the month involved. In all events, the rent for any partial month commencing on such acquisition of fee title by Lessor shall be payable immediately following such Lessor's acquisition of such fee title. As provided in Paragraph 3.1 the initial term ("Initial Term") of this Lease is 10 years (subject to an additional period in the event that the Expansion Space as hereinafter defined is not completed by the expiration of the first year but construction thereof is later commenced within the first three years) and by reason of the provisions of this Paragraph 48, such 10 year period shall commence on the first day of the calendar month of such acquisition of fee title or on the first day of the first calendar month following such acquisition of fee title, as the case may be. By way of example only, if such fee title is acquired on October 22, 1988, the 10 year Initial Term shall commence on November 1, 1988 and rent for the portion of

October, 1988 governed by this Lease shall be $11,830.65 consisting of 9/31sts of the original monthly rent. Upon acquisition of such fee title by Lessor, this Lease shall be delivered and the following blanks completed:

         1. Date fee title acquired: Oct. 12, 1988.
         2. First day of the month the term commencement for time expiration purposes: First day of October, 1988.

         49. Initial Term Length. As noted above, the Initial Term of this Lease shall be for 10 years; provided, however, that if the Expansion Space provided under Paragraph 51 hereof is not completed in time for the first incremental rent attributable thereto to be paid by the 13th month of this Lease and the Expansion Space is later completed pursuant to said Paragraph, then the Initial Term of this Lease shall be extended so as to expire after there shall have been 120 months (10 years) of increased rent attributable to such Expansion Space. As provided in said Paragraph 51, construction of such Expansion Space must commence no later than the third anniversary of the commencement of the term of this Lease and if not by then so commenced, there shall be no Expansion Space, no resulting extension of the term of this Lease for failure to have said incremental rent by the 13th month, and the Initial Term shall therefore be 10 years only.

         50. Extension Options. Lessee may extend the term of this Lease for five additional years ("First Extension Term") after the Initial Term by giving an extension notice to Lessor not later than nine months prior to expiration of the Initial Term; and may thereafter (if the First Extension Term option shall have been exercised) extend the term of this Lease an additional five years ("Second Extension Term") by giving written notice to Lessor no later than nine months before expiration of the First Extension Term. A condition of the exercise of each Extension Option is that there then be no uncured default by Lessee.

         51. Expansion Space. Lessee has heretofore delivered to Lessor schematic plans for proposed expansion space ("Expansion Space") to be added to the building comprising a part of the Premises and such schematic plans are identified as being those of Architect Oldham & Erickson dated April 22, 1988. In the event that Lessee wishes to proceed with the construction contemplated by such schematic plans, Lessee shall proceed to have preliminary plans prepared and thereafter shall proceed to have final plans prepared. In each case, the plans shall be subject to the reasonable review and approval of Lessor and in this process the Lessor shall respond promptly so that the entire review process of each set of plans may be completed within 30 days after the submission to the Lessor including the taking into account of such comments as Lessor may have, and the drafting of corrective revisions. If after obtaining approval of the final set of plans, Lessee still wishes to proceed, Lessee shall cause the Expansion Space to be constructed in accordance with such finally approved plans with due diligence (but subject to events of force majeure) and upon completion of such construction and when it is legally permissible to occupy the Expansion Space; Lessee shall do so, and with the next following calendar month, the monthly rent hereunder shall be increased to reflect the addition of such Expansion Space to the Premises and at the same time Lessor shall reimburse Lessee for the Cost of Construction (as herein defined) of such Expansion Space, all in accordance with the following terms and provisions applicable thereto:

         (i) When the Expansion Space is occupied there must be a temporary certificate of occupancy or other comparable approval from the City of Santa Fe Springs (if the permanent certificate of occupancy has not been obtained, Lessee shall nevertheless occupy but shall diligently pursue and obtain such final certificate of occupancy as expeditiously as possible).

         (ii) Unless the net worth of Lessee's parent corporation shall then be at least $30,000,000, upon the commencement of construction of the Expansion Space, the Lessee shall provide (or cause its contractor to so provide) to the Lessor a completion and payment bond with respect to the work being undertaken in form and substance reasonably acceptable to Lessor.

         (iii) Upon the completion of the work and prior to receipt of payment therefor from Lessor, Lessee shall provide to Lessor (a) an endorsement to Lessor's title policy (or equivalent protection under a new policy) insuring that there are no mechanics liens applicable to the Premises arising from the construction of the Expansion Space; and (b) a certificate from the Architect that the work has been done in accordance with the approved plans and specifications and all applicable governmental requirements.

         (iv) Upon the completion of the Expansion Space Lessee shall cause the architect to prepare a so-called "as built" set of plans and shall deliver a true copy thereof to Lessor.

         (v) Lessee shall cause accurate records of the cost of the Expansion Space to be kept and upon completion shall give a full and complete breakdown thereof to Lessor. Such Construction Costs shall consist of all costs of actual construction, all costs of the professionals involved, all expenses of construction casualty and liability insurance and other so-called "soft" costs; all governmental fees, costs of interest incurred during construction and prior to reimbursement by Lessor (with the same to be based upon the actual cost of money to Lessee's parent corporation) and the remodeling costs of certain office space areas in the existing Premises which are being transferred into the Expansion Space. Construction Costs will not include any developer's fee or the cost of any time for the personnel of Lessee or its parent corporation in connection with the project other than the time of a Project Supervisor to be charged at $50 per hour for an aggregate not in excess of $25,000.

         (vi) Upon construction and installation of the Expansion Space and each component thereof, the Expansion Space shall be deemed incorporated into the Premises and shall become and remain the property of Lessor (subject to Lessee's rights of occupancy and use pursuant to this Lease). Notwithstanding the automatic application of the foregoing, Lessee shall execute, acknowledge and deliver to Lessor, concurrently with the payment provided in (vii) below, such deeds and/or bills of sale as Lessor deems necessary or advisable to confirm its ownership of the Expansion Space.

         (vii) Concurrently with the commencement of additional rent for the Expansion Space, Lessor shall pay to Lessee the full Construction Costs as set forth on said full and complete breakdown thereof, but in no event more than $2,300,000. The additional monthly rent to be paid with respect to the Expansion Space shall be 1/12 of the product of 8-1/2% multiplied by the lesser of (i) $2,000,000 or (ii) the total Construction Costs for which such payment is made. To the extent that the Construction Costs to be reimbursed by Lessor exceed $2,000,000, the additional monthly rent to be paid with respect to the Expansion Space shall be further increased by 1/12 of the product of the Interest Rate (as defined below) multiplied by such excess costs, but in no event more than an excess of $300,000. The Interest Rate as used herein shall mean one-half of one percent per annum over the actual annual interest rate payable by Lessor on the permanent loan which it intends to obtain on the Premises. Lessee agrees to use reasonable efforts to obtain a reasonable interest rate on such loan and currently anticipates that such rate will be approximately ten and one-half percent per annum. Lessor may delay Construction Costs funding (and such funding shall not be deemed due and payable by Lessor) until Lessee has complied with items (i) exclusive of the parenthetical expression, (iii) (iv), (v) and the second sentence of (vi) immediately above (collectively, the "Funding Conditions"); provided, however, that if Lessor delays such funding pending meeting of any of the above conditions, the rental increase attributable to the Expansion Space shall not go into effect until such funding is made. If such funding and rental increase is not on the first day of a calendar month, the rent for such partial month shall be appropriately prorated. Lessee shall for the preceding three months keep Lessor informed as to the probable funding date. Lessee shall have satisfied all of the Funding Conditions and made demand for reimbursement of the Construction Costs within nine months after issuance of a certificate of occupancy (or its equivalent) for the Expansion Space; provided, however, that if

         Lessee has not satisfied one or more of the Funding Conditions within such nine months, Lessee shall have an additional three months to satisfy said Funding Conditions. If Lessee has not made demand for reimbursement of the Construction Costs and satisfied all of the Funding Conditions within the time set forth above, Lessor's obligation to so reimburse Lessee shall terminate and Lessee shall, within 10 days after written demand, reimburse Lessor for any actual loss suffered by Lessor because of Lessee's failure to request reimbursement of the Construction Costs; provided that Lessor may agree in writing, upon good cause shown, to extend the time period for Lessee to satisfy any of the unsatisfied Funding Conditions. Lessor agrees to extend such time period if such Funding Conditions have not been satisfied due to problems outside of Lessee's control.

         (viii) Lessee shall during construction of the Expansion Space carry customary course of construction casualty and liability coverage and shall cause Lessor to be named as an additional insured thereunder, and with respect to any uninsured claims or those within any deductible limit, Lessee shall indemnify and hold Lessor harmless.

If the funding conditions have been fully and timely satisfied but Lessor does not pay the Lessee the Construction Costs of the Expansion Space when such payment is otherwise due and does not cure such default within 30 days after notice so to do, Lessee shall have the following three remedies, which shall be exclusive. Such three remedies are as follows (remedy (b) if pursued is exclusive; remedies (a) and (c) may each be pursued alone or together unless and until remedy (b) is elected):

         (a) Lessee may cease paying rent under this Lease until the rental obligation that it otherwise would have paid shall equal such Construction Costs plus interest on the declining balance thereof (just as if the rent payments not made were being used to amortize an "interest included" mortgage note) at the interest rate of prime plus 3% per annum with prime being that defined in Paragraph 59(ii) hereof (but in no event more than the highest rate then allowed by law). Accordingly, each rental payment not made shall be deemed to have been made and then at once returned to be used first to pay such interest theretofore accrued and then to reduce the unpaid Construction Costs balance.

         (b) In the alternative, Lessee may at any time while such default continues, prematurely exercise its option of purchase under Paragraph 53 hereof (with a closing 30 days after such exercised) even though such option has not otherwise matured, except that in the event of such exercise, the purchase price shall be S6,050,000 rather than any price set by appraisal.

         (c) Lessee may bring action to recover the money owed.

If a bona fide dispute exists as to whether the Funding Conditions have been fully and timely satisfied, Lessee shall not have the right to exercise the remedies under subparagraphs (a) or (b) above until such dispute has been resolved.

         52. Cost of Living Increases. Rent under the provisions of Paragraph 4 hereof shall be subject to increase (but never reduction) based upon changes in the Cost of Living as herein defined (subject to the maximum or minimum amounts herein provided), all in accordance with the provisions set forth below:

         (i) The percentage increase in the Cost of Living (as herein defined) over the previous one year period shall be determined on each anniversary of the commencement date of the term of this Lease. The "Effective Annual Rate" for each year shall be the percentage Cost of Living increase for such year, as determined above; provided, however, that if such percentage Cost of Living increase for any year is less than 3-1/2%, the Effective Annual Rate shall nevertheless be 3-1/2%, and if such percentage Cost of Living increase for any year is more than 7%, then the Effective Annual Rate shall nevertheless be 7% and no more. On the third anniversary of the Lease commencement date, and every three years thereafter, rent shall be increased by the sum of the Effective Annual Rates for the prior three years. These three year adjustments shall occur at three year intervals without regard to the timing of any commencement of the First Extension Term or the Second Extension Term. For example, if the First Extension Term commences after 13 years (meaning that the Expansion Space has been completed at the expiration of the first three years) and the option for the Second Extension Term is also exercised, then such three year reviews shall be after years 3, 6, 9, 12, 15. 18 and 21.

         (ii) It is recognized that the information needed to apply the above formula may not be available for approximately two months after the time that it is first needed. In such event, rent shall be paid at the minimum increased amount until the information is available and there shall then be a retroactive adjustment between the parties.

         (iii) As noted in Paragraph 51, in the event that the Expansion Space is added there shall be an increase in the monthly rent. The rent attributable to this Expansion Space shall also be subject to the aforementioned Cost of Living adjustment at the time of the next regular annual review, but with respect to this initial review of such increased rent, the parties recognize that a full year period shall not have expired at the time of the review, and accordingly there shall be a separate formula applied to this adjustment of the increased rent attributable to the Expansion Space. In such special formula the Effective Annual Rate for the year during which such Expansion Space is added shall be calculated by determining the percentage increase in the Cost of Living from the first month for which rent is increased because of the Expansion Space until the end of such year, and comparing it with annual minimum and maximum percentages which have been reduced from 3.5% and 7%, respectively, by multiplying said amounts by a fraction the numerator of which is the number of months for which increased rent has been paid on the Expansion Space during the year just expiring and the denominator of which is 12. For example, if there have been 6 months of increased rent, 3.5% shall be reduced to 1.75% and 7% shall be reduced to 3.5%. The initial annual review after occupancy of the Expansion Space shall be the only review during which separate calculations shall be made with respect to the original rent and that for the Expansion Space.

         (iv) The Cost of Living shall be determined by reference to the Consumer Price Index for All Urban Consumers for the area within which the Premises are located as promulgated by the Department of Labor of the United States Government or, if at any time such Index is not available, by an index jointly and reasonably selected by Lessor and Lessee which shall reflect changes in the Cost of Living in a manner comparable to that of the above named Index; and when changing from one Index to another, appropriate conversion factors shall be used.

         53. Purchase Option. If there then be no uncured default by Lessee, Lessee shall have an option (the "Purchase Option") to purchase the Premises for fair market value (as herein established) at the time of the expiration of the Initial Term of the Lease upon the following terms and conditions:

         (i) In the event that Lessee is considering exercising the Purchase Option if the purchase price be acceptable, Lessee must give notice (the "Notice") to that effect to Lessor on or before one year prior to the expiration of the Initial Term of this Lease, but not more than 15 months prior to such expiration. Within 5 days after the giving of the Notice, each of the parties shall designate an appraiser who has within the preceding three year period had experience appraising industrial properties in the Santa Fe Springs area, and such appraisers shall each (within 45 days after the Notice shall have been given) separately determine the probable fair market value of the Premises as of the end of the Initial Term and in doing so such value shall be calculated without reference to (1) the extension options set forth in Paragraph 50 of this Lease or (2) the presence of any hazardous materials, or (3) the need for any work to correct deferred maintenance, repairs and replacements. Such two appraisers, without consulting with each other, shall each submit to both Lessor and Lessee a copy of their appraisal. If the two appraisals are within 10% of the amount of the higher one, then the average of the two shall be the fair market value. If they are not within such 10%, both appraisers shall be so advised at once and then such two appraisers shall select a third and the third appraiser shall, without consulting with either of the first two, determine fair market value and submit his report to both Lessor and Lessee within 70 days after the aforementioned Notice. The value selected by the third appraiser shall be averaged with whichever of the first two appraisals is closest to that value and if they be equal distance, then the value of the third appraiser shall be used without any averaging.

         (ii) With the applicable fair market value of the property thus determined, Lessee shall advise Lessor on or before nine months prior to expiration of the Initial Term as to whether or not Lessee wishes to exercise Lessee's Purchase Option. If Lessee does not, then Lessee shall be responsible for the appraisal fees charged by all three appraisers. If the Purchase Option be exercised, then each party shall pay the appraiser selected by that party and they shall equally share the cost of any third appraiser. Each retainer agreement with an appraiser shall contractually obligate the appraiser to meet the time schedule provided herein.

         (iii) If such Purchase Option be exercised, then the parties shall promptly enter a purchase and sale escrow at First American Title Insurance Company which shall be timed to close on the expiration of the Initial Term. The purchase price shall be paid all cash at the closing and the Lessor shall deliver the Premises free and clear of any trust deed mortgages and other encumbrances other than taxes not then delinquent, and shall provide an owner's policy of title insurance with exceptions that are not materially different from those affecting the Premises at the time of its acquisition by Lessor in 1988, except for those matters, if any, created at the express request of Lessee or approved in writing by Lessee. As this Lease is a triple net lease there shall be no need for the prorations at such closing of items already being paid by Lessee pursuant to the terms of this Lease. Lessee shall have the right to name a nominee to accept title in its place and stead. In addition to providing the aforementioned title policy, Lessor shall pay the expense of any transfer taxes. Lessor and Lessee shall equally share the escrow holder's fee. Any other miscellaneous costs of closing shall be borne in accordance with the practice of the escrow holder. Escrow instructions shall be upon the customary form of the escrow holder, modified to conform to the provisions hereof.

         (iv) By reason of this Purchase Option and the First Extension Term option under Paragraph 50 hereof, it is contemplated that if Lessee has given the Notice above provided under Item (i) above, then on or before nine months prior to expiration of the Initial Term, Lessee shall do one of three things, to wit, exercise the Purchase Option under this Paragraph 53 (in which event the Lease Extension options shall become moot); exercise the First Lease Extension option; or do neither of the foregoing, in which event this Lease shall simply terminate upon expiration of its Initial Term.

         (v) Notwithstanding any of the foregoing, if the fair market value purchase price determined by appraisal as above provided be less than the total ("Minimum Value") of $6,050,000, plus 4% per annum (not compounded) on such sum from the date of Lessor's acquisition of the Premises until the date of the expiration of the Initial Term of the Lease, plus the Construction Costs paid by Lessor to Lessee in the event that the Expansion Space has been built, plus 4% per annum on such Construction Costs (not compounded) from the date Lessor pays Lessee the Construction Costs until expiration of the Initial Term of this Lease; then, unless Lessee is prepared to pay as its Purchase Price such Minimum Value in lieu of that determined by appraisal, the entire Purchase Option process shall at Lessor's request be delayed by two years and repeated again. The mechanics for this delay shall be as follows:

         (a) If the fair market value established by appraisals be less than the Minimum Value, then within 30 days after such establishment (i.e., 30 days after the supporting appraisals have been delivered to Lessor), Lessor shall give written notice to Lessee as to whether or not Lessor wishes to delay the Purchase Option process by two years. If Lessor does not elect such a delay, then the parties shall proceed without reference to these delay mechanics.

         (b) In the event that the Lessor indicates that it does wish a two year delay, Lessee shall, when the time comes when it normally would have exercised the Purchase Option (that is, nine months before expiration of the Initial Term) elect by notice to the Lesser either (i) to forego the Purchase Option altogether; or (2) exercise the Purchase Option but with the understanding that the Minimum Value rather than the fair market value shall prevail as the Purchase Price: or (3) go along with the two year delay in the Purchase Option process. In such third event the Lessee shall concurrently be required to exercise the First Extension Term option under Paragraph 50 hereof, but if such extension option is exercised under these circumstances and the Lessee ultimately does not exercise the Purchase Option under the delayed mechanics, Lessee may elect (by written notice given at least nine months prior to the second anniversary of the commencement of the First Extension Term) to terminate the First Extension Term upon expiration of the second anniversary of its commencement.

         (c) If, based on the foregoing, there is to be a two year delay in the Purchase Option process, then the Lessor shall pay for the full cost of the appraisers used in the initial appraisal process and the Lessee, if it is still considering exercising the Purchase Option, shall at the time of the first anniversary of the commencement of the First Extension Term so notify the Lessor and the appraisal process shall begin anew just as if the Initial Term were to expire in another year at the time of the second anniversary of the commencement of the First Extension Term (the "Hypothetical Expiration Date"). Accordingly, at least nine months prior to such Hypothetical Expiration Date, Lessee shall advise whether or not it is exercising its Purchase Option, in which case the parties shall proceed accordingly (and the Lessor may not again delay the process) and the purchase escrow shall then close on the Hypothetical Expiration Date and the purchase price shall be based upon the second set of appraisals. If Lessee does not elect to exercise the Purchase Option, the Lessee shall be responsible for all costs of the second appraisal process. Further, in such event then (as provided in Item (b) immediately above) the Lessee may exercise its right to terminate the First Extension Term at the expiration of the first two years thereof by giving notice to that effect at least nine months prior to such expiration.

         (vi) In the event that, prior to 21 months before the end of the Initial Term, there be an assignment of this Lease for which Lessor's consent be required under Paragraph 12.1, then within 150 days thereafter Lessor may notify the assignee in writing that Lessor has elected to accelerate the Purchase Option, in which event such assignee in its capacity as Lessee must within 180 days after the assignment give the "Notice" under Paragraph 53(i) above or lose the Purchase Option forever; and if the Notice be so given, then the probable fair market value referred to in Paragraph 53(i) shall be established as of the first anniversary of the assignment (rather than at the end of the Initial Term) and Lessee's advisement under Paragraph 53(ii) as to whether it wishes to exercise the Purchase Option or not shall be given within 30 days prior to such first anniversary and the close of escrow under Paragraph 53(iii) shall be upon such first anniversary. If Lessor does so accelerate the Purchase Option, Lessor shall have no "delay" rights under Paragraph 53(v). If the Purchase Option be so accelerated and exercised, Lessee's Lease Extension Options shall remain in full force and effect.

         54. Hazardous Waste. Lessee shall not engage in any activities on the Premises, nor bring into or create in the Premises, any materials the possession, the doing, use or disposal of which requires a permit from any federal, state or local agency having jurisdiction over hazardous, toxic, or infectious materials without (i) giving Lessor at least thirty (30) days prior written notice of its intention to introduce any such materials into or upon the Premises, and (ii) obtaining such a permit and observing all conditions thereof. Lessee shall not engage in any activity on the Premises that violates any federal; state or local laws, rules or regulations pertaining to hazardous, toxic or infectious materials, and shall promptly, at Lessee's expense, take all investigatory and/or remedial action required or ordered for clean up of any contamination of the Premises or the elements surrounding same created or caused during the lease term or caused by Lessee during its prior occupancy of the Premises. Without limiting the foregoing, and whether or not required by law, if Lessee does not purchase the Premises (as provided elsewhere in this Lease), Lessee shall with respect to all matters caused during the lease term or caused by Lessee during its prior occupancy, at or prior to the expiration of the Lease term (as the same may have been extended), remove all hazardous, toxic or infectious materials from the Premises, perform any necessary or advisable clean-up work or other remedial action, and deliver the Premises to Lessor in a safe, clean and uncontaminated condition. Lessee shall indemnify and hold Lessor, its agents, employees, lenders, and the Premises, harmless from and against any and all costs, loss, claims, liability and expenses, including without limitation, penalties and attorneys fees and costs, arising out of any matter within the scope of this Paragraph, including, but not limited to (i) the investigation, remediation and/or abatement of any contamination to the Premises and/or the underlying real property created or caused during the lease term or caused by Lessee during prior occupancy of the Premises, and (ii) claims asserted by third parties for damages resulting from the presence of any such materials in, on or about the Premises and/or the underlying real property. The foregoing indemnification obligations shall be unconditional and absolute, and shall apply regardless of whether Lessee has complied with all applicable governmental regulations, and even though Lessee may have acted in good faith in performing or permitting the acts or events which resulted in the presence of hazardous materials in, on or about the Premises. However, aside from indemnity with respect to claims from Lessee's own employees, neither this provision nor any other provision of this lease (including paragraph 6) shall impose any duty on Lessee with respect to any matter that was neither (a) caused during the term, or (b) caused by Lessee during its occupancy prior to the term commencement. The obligations contained in this Paragraph shall survive the expiration or earlier termination of this Lease. If the premiums under lessors umbrella liability policy of not in excess of $5,000,000 is increased by reason of Lessee utilizing the Premises for any purposes other than those in which Lessee is engaged as of the date hereof, the Lessee shall on request reimburse Lessor for the amount of such increased amount each time Lessor pays it.

         55. Earthquake Insurance. Earthquake insurance is not called for by Paragraph 8.3 hereof. Nevertheless, Lessee has obtained an earthquake coverage policy and submitted a copy thereof to Lessor and Lessor has expressly approved that coverage which calls for $4,000,000 of coverage with a $250,000 deductible. Lessee will continue that coverage or comparable coverage throughout the term, so long as the same can be obtained for an annual premium not in excess of 125% of that paid with respect to the initial year, provided, however, that once the Expansion Space is completed the amount so paid in the initial year shall for this purpose be deemed to be that which would have been paid had the coverage been increased to include in that year the Construction Costs of the Expansion Space. In the event that a greater premium is required then Lessee shall be entitled to curtail coverage by increasing deductibles or providing less insurance or both so as to keep the total premium obligation within such 125% limitation. Provided, however, that if such steps result in there being less than $1,500,000 ($1,500,000 plus 30% of said Expansion Space Construction Costs after completion of the Expansion Space) of coverage with respect to such earthquake risk on the Premises at the time of actual earthquake damage, then, if and to the extent that such insurance provides less than such $1,500,000 (or $1,500,000 plus said 30%, as the case may be) the shortfall (including any deductible amount) shall be paid by Lessee as if self-insured to that extent. Any additional risk of loss from earthquake in excess of $1,500,000 (or $1,500,000 plus 30%, as the case may be) shall be borne by Lessor and in addition Lessor shall bear the risk of loss from those other risks not generally covered by an extended coverage so-called "all risk" policy, such as atomic fission. The fact that Lessor "bears a risk of loss" does not mean that Lessor has a duty to repair, but only that Lessee has no such duty either and Lessee may terminate this Lease as provided in Paragraph 56(b) below unless Lessor elects to repair as therein provided. In the event Lessee's parent corporation's net worth becomes less than $15,000,000 then while such condition continues, the percentage "125%" in all of the foregoing provisions of this Paragraph shall be read as "250%".

         56. Damage or Destruction. In the event of partial or total destruction of the Premises from fire or other casualty during the term of this Lease then:

         (a) If the risk is covered by insurance, the insurance proceeds shall be made available for rebuilding and the Lessor shall cause any encumbrance upon the Premises to expressly authorize such use. Such rebuilding shall be done by Lessee following procedures, mutatis mutandis, comparable to those set forth in Paragraph 51 with respect to the building of the Expansion Space, except as the contrary is provided in this Paragraph 56.

         (b) In the event the risk is not covered by insurance (or in the ease of earthquake, in the event the insurance proceeds plus any "self-insured" amount for which Lessee is liable under Paragraph 55 hereof, in total are inadequate to rebuild) then Lessee (i) may elect to cancel this Lease as of the date of such loss by giving notice within 30 days thereafter or, in the alternative, (ii) may elect, by giving a notice within the same time period, to rebuild just as in the ease of an insured loss under Item (a) above, in which event Lessee shall do such rebuilding with its own funds, or in the ease of earthquake, with its own funds to the extent that insurance proceeds do not prove adequate. If Lessee elects to proceed under Item (i) above of this provision, Lessor may by giving notice within 20 days thereafter elect to provide funds for repair and establish by evidence accompanying such notice Lessors ability so to do to Lessee's reasonable satisfaction, in which event Lessee shall repair as in the case of an insured loss with Lessor taking the place of the insurance company (or in the case of earthquake loss, providing funds needed in excess of S1,500,000).

Notwithstanding any of the foregoing, if the destruction be within the last 12 months of the Initial Term or the then current Extension Term, then, unless Lessee is prepared to then exercise the next Extension Option (if any there be) within 30 days after the loss, this Lease shall terminate as of the date of such loss and Lessor shall be entitled to all insurance proceeds and Lessee need not rebuild. As used in this paragraph, references to insurance are to policies required to be carried pursuant to the provisions of this Lease. With the exception of earthquake insurance, such policies are to be for full replacement value and, accordingly, in those circumstances where Lessee is obligated to restore, any shortfall in the insurance proceeds (after all insurance proceeds have been made available to Lessee) shall be made up by Lessee with its own funds. Similarly, if the policies have deductible amounts, Lessee shall make up these amounts. Subject to the requirements of the respective insurance carriers, it is contemplated that insurance proceeds for rebuilding will be funded incrementally during the rebuilding process to pay for the costs of construction as they are incurred. Upon any termination of this Lease pursuant to this Paragraph, (i) there shall be a proration of the rent and other Lessee obligations under this Lease as of the date of such termination; and (ii} if the loss giving rise to the termination was covered by insurance and not due to earthquake, Lessee shall pay Lessor any deductible amount under the policy; in the case of earthquake shall pay the amount by which insurance proceeds fail to provide $1,500,000 due to policy limits, deductible amount or both. Lessor and Lessee waive any provisions of law relating to termination of leases when leased property is destroyed and agree that instead the same shall be governed by the terms of this Lease.

         57. Signs. Subject to compliance with all governmental requirements and the coverage of liability with respect to signs under the liability policies called for by this Lease, Lessee may keep and maintain all signs on the Premises as of the date hereof and may remove any signs or place any additional signs on the Premises as Lessee may reasonably determine. When the term (and any extensions) expires, Lessor may require that Lessee take or leave sign fixtures then in place and if removed repair any damage caused by such removal, but in all events Lessee shall take those signs elements comprising the lettering.

         58. Short Forms. Upon the request of Lessee, there shall be prepared, executed and recorded at Lessee's expense a short form of this Lease. Upon the request of Lessee, there shall be prepared, executed and recorded at Lessee's expense a short form of the Purchase Option set forth in this Lease. Lessee may elect, at its own cost and expense and if available, to obtain title insurance with respect to the leasehold estate hereunder or with respect to said Purchase Option or both Lessor shall reasonably cooperate in Lessee's efforts to obtain any such coverage.

         59. Miscellaneous. These Addendum items qualify specific printed paragraphs as indicated:

         (i) Lessee is already in possession of the Premises and accordingly the provisions of Paragraphs 6.2(a) and 6.3(a) shall have no application and have been deleted.

         (ii) With respect to the provisions of this Lease in Paragraphs 7.3,
         10.1 and 19 calling for payment of interest at the highest rate permitted by law, such rate shall not exceed the prime rate in effect from time to time plus three percentage points per annum. Such prime rate shall be that designated as such (the so-called "reference rate") from time to time during the term of this Lease by the Security Pacific National Bank.

         (iii) Paragraph 8.3 (a) is supplemented as follows: "Lessee may elect to carry for the benefit of Lessor rental value insurance (and must so elect as to any time when its parent corporation's net worth is less than $15,000,000), in which event rent and other Lessee obligations shall abate hereunder during the restoration of any destruction if and to the extent that insurance proceeds pay for such rent or other tenant obligations. In the event that Lessee elects not to carry such insurance, then, if this Lease continues without termination, there shall be no such abatement and such obligations shall continue, even though Lessee is deprived of the use of the Premises or a portion thereof during the restoration period. At such time as Lessee's parent corporation's net worth be at least $15,000,000 and Lessee has not subleased or assigned, the number 'S1000' appearing in the last line of 8.3(a) shall read '$100,000"

         (iv) None of the provisions of Sections 8.6 or 8.7 shall be construed as relieving Lessor for its own negligent acts or omissions.

         (v) Notwithstanding the provisions of Paragraph 10.1 hereof, in the event that there be an increase in real property taxes attributable to any transfer of the Premises (including any subsequent increases due to applying an annual "inflation" factor to the initial increase and such subsequent increases), then after Lessee pays such increased taxes, Lessor shall within 30 days after a request so to do, reimburse the Lessee for the amount thereof in excess of what such taxes would have been had there been no such transfer(s). This provisions shall only apply during the Initial Term and not during any Extension Term of the Lease. In addition, in the event that Lessee shall assign or sublease the Premises (other than to an affiliate under Paragraph 12.2), this provision shall not apply to any taxes accruing from and after the date of such event.

         (vi) The first sentence of Paragraph 10.2 is amended by adding, in the second line thereof, the words, "the current portion of" immediately preceding the words improvement bond or bonds and by adding, in the third line thereof, the words ", corporate income, franchise" immediately after the words Personal income.

         (vii) In determining reasonableness of Lessor's approval under Paragraph 12.1, Lessor may, without limitation, treat as a reasonable basis for disapproval: (i) any prospective use by an assignee or sublessee of substances for which a special handling governmental permit is required or substances the use of which increases fire or liability insurance rates over those generally applicable to light industrial use of property; or (ii) the fact that the net worth of the assignee or sublessee (when added to that of any guaranteeing parent company and officer(s), but not including that of any inactive investors that may guarantee) be less than S10,000,000 if such be the case. Any permitted assignment by Lessee shall include assignment of the Extension Options and Purchase Option under this Lease, subject however to the provisions of Paragraph 53(vi). If and when Lessee commences serious negotiations with a prospective sublessee or assignee of this Lease, Lessee shall notify Lessor in writing thereof and identify the prospect.

                                    GUARANTEE
                  (Attached to Lease dated as of August 1, 1988
                      between KCB Development as Lessor and
                            SCP Corporation as Lessee
                      covering premises at 9601 John Street
                          Santa Fe Springs, California)


The undersigned ("Guarantor") is the parent corporation of Lessee under the above Lease, and as a material inducement to the Lessor to enter into said Lease, hereby unconditionally guarantees the full and timely payment of all sums and performance of all obligations required to be paid or performed by such subsidiary with the same force and effect as if Guarantor were jointly and severally liable thereunder as a principal with such subsidiary, and Guarantor hereby waives any laws with respect to guarantees which could lead to a contrary result to the fullest extent that the same may be lawfully waived.

                         Without limiting the foregoing:

         1. Guarantor waives the benefit of any statute of limitations affecting Guarantor's liability under this Guarantee.

         2. The provisions of the Lease may be changed by agreement between Lessor and Lessee at any time, or by course of conduct, without the consent of or without notice to Guarantor. This Guarantee shall guarantee the performance of the Lease as changed. Assignment of the Lease (if and to the extent permitted by the Lease) shall not affect this Guarantee.

         3. This Guarantee shall not be affected by Lessor's failure or delay to enforce any of its rights.

         4. If Lessee defaults under the Lease, Lessor can demand performance of and can proceed immediately against Guarantor or Lessee, or both, and/or Lessor can enforce against Guarantor or Lessee, or both, any rights that it has under the Lease, or pursuant to applicable laws. If the Lease terminates and Lessor has any rights it can enforce against Lessee after termination, Lessor can enforce those rights against Guarantor without giving previous notice to Lessee or Guarantor, or without making any demand on either of them.

         5. Guarantor hereby waives the right to require Lessor to (i) proceed against Lessee; (ii) proceed against or exhaust any security that Lessor holds from Lessee; (iii) pursue any other remedy in lessor's power. Guarantor waives any defense by reason of any disability of Lessee, and waives any other defense based on the termination of Lessee's liability from any cause. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protests, notices of dishonor, and notices of acceptance of this Guarantee, and waives all notices of the existence, creation or incurring of new or additional obligations.

         6. If Lessor disposes of its interest in the Lease, "Lessor" as used in this Guarantee, shall mean Lessor's successors.

         7. If Lessor is required to enforce Guarantor's obligations by legal proceedings, Guarantor shall pay to Lessor all costs incurred, including without limitation, all attorneys fees and costs as set by the court.

         8. Guarantor's obligations under this Guarantee shall be binding on Guarantor's successors in interest and assigns.



DATED: 10/11/88                           KERR GLASS MANUFACTURING CORPORATION

                                          By: /s/  Louis Rambaud
                                              --------------------------------
                                          Title: VP Corp. Development

                                    EXHIBIT A

                                      of a
                            Standard Industrial Lease
                              dated August 1, 1988
                             between KCB Development
                               and SCP Corporation

PARCEL 1:

Lot 1, and the Southwesterly 161.22 feet of Lot 2, measured at right angles from the Southwesterly line of said Lot 2 of Tract No. 27623, in the city of Santa Fe Springs, as shown on a map recorded in Book 706 Pages 55 to 57 inclusive of Maps in the office of the country recorder of said county.

EXCEPT from said Lot 1, that portion thereof described as follows:

Beginning at a point in the Northwesterly line of said Lot 1, that is distant thereon North 39" 01' 38" East 267.04 feet from the most Westerly corner of said lot 1, thence along said Northwesterly line, South 39" 01' 35" West 267.04 feet to said most Westerly corner; thence along the southwesterly and Southerly lines of said Lot 1 as follows: South 50" 04' 20" East 378.84 feet and North 84" 28' 38" East 23.85 feet, thence along the Southeasterly line of said lot 1, North 39" 01' 35" East 250.04 feet, thence North 30" 04' 20" West 395.84 feet to said point of beginning.

ALSO EXCEPT an undivided one-half of all oil, gas and minerals and of all oil, gas and mineral rights upon and under said land with no right of entry on the surface of said land for the purpose of extracting oil, gas and minerals thereon and thereunder, as reserved by Security First National Bank of Los Angeles, in deed recorded in Book 18259 Page 99, Official Records.

ALSO EXCEPT an undivided 1/4th interest in and to all oil, gas or other hydrocarbon substances and all minerals of every kind and nature in or under or produced from below 500 feet from the surface of said land, as reserved by Justin J. Accarias, et al, in the deed recorded January 8, 1936 in Book 49964 Page 104, Official Records.

All interests to enter in and upon the surface or within 500 feet of the surface of said land were quitclaimed to the record owners of the surface of said land by a deed recorded February 16, 1961 as Instrument No. 1895, in Book 01125 Page 70, Official Records.

ALSO EXCEPT an undivided one-fourth interest in all oil, gas or other hydrocarbon substances and all minerals of every kind and nature, in or under or produced form below 500 feet from the surface of said land without the right of surface entry, as reserved in the deed from Ben Weingart, as Trustee for Trust 2 under the will of Stella

Weingart, deceased, et al., recorded February 16, 1961 as Instrument No. 1597 in Book D1125 Page 74, Official Records.

PARCEL 1A:

A non-exclusive easement for railroad and all incidental purposes, over that portion of Lot 3 of Tract No. 27623, in the city of Santa Fe Springs, as shown on a map recorded in Book 706 Pages 55 to 57 inclusive of Maps, in the office of the county recorder of said county, described as follows:

Beginning at the Southwesterly corner of Lot 3 thence North 39" 01' 35", a distance of 851.76 feet to the Northwesterly corner of said Lot 3, thence South 78" 01' 51" East along the Northeasterly line of said Lot 3, a distance of
160.36 feet to a non-tangent curve concave Southeasterly and having a radius of
292.65 feet thence Southwesterly along said curve through a central angle of 48" 27' 11" and an arc distance of 247.48 feet to a point of tangency with a line which is parallel with and distant Southeasterly 44.25 feet, measured at right angles from the Northwesterly line of said Lot 3 thence South 39" 01' 35" West along said parallel line to the Northeasterly line of Sorensen Avenue, thence Northwesterly along last mentioned Northeasterly line to the point of beginning.

EXCEPT the portion of such property within the easement created by the deed recorded March 4, 1947 in Book 24293, Official Records of said county.

PARCEL 1B:

A non-exclusive easement for railroad spur track and all incidental purposes, over that portion of Lot 2 of Tract No. 27623l in the city of Santa Fe Spring, as shown on a map recorded in Book 706 Pages 55 to 57 inclusive of Maps, in the office of the county recorder of said county, described as follows:

Beginning at the intersection of the Southwesterly line of Sorensen Avenue and a line which is parallel with and distant Southeasterly 52.25 feet, measure at right angles from the Northwesterly line of Lot 2, thence south 39" 01' 38" West along said parallel line to a point in a line parallel with and distant 412.57 feet Northeasterly, measured at right angles from the Southwesterly line of said Lot 2, thence North 50" 56' 25" West along last mentioned parallel line 35.76 foot to the Southeasterly line of a 16.50 feet wide easement as described in a deed recorded in Book 24293 Page 246, Official Records of said county, thence North 39" 01' 35" East along said Southeasterly line to said Southwesterly line of Sorensen Avenue; thence Southeasterly along said Southwesterly line of Sorensen Avenue to the point of beginning.

EXCEPT the portion of such property within the easement created by the deed recorded March 4, 1947 in Book 24293 Page 246, Official Records of said county.

PARCEL 1C:

A non-exclusive right of way to be used only for railroad transportation facilities and operations and uses incidental thereto, over that portion of Lot 2 of Tract No. 27623, in the city of Santa Fe Springs, as shown on a map recorded in Book 706 Pages 55 to 57 inclusive of Maps, in the office of the county recorder of said county, described as follows:

Beginning at a point on the Northwesterly line of Lot 2, distant thereon North 39" 01' 35" East 161.22 feet from the most Westerly corner of said Lot 2, thence continuing North 39" 01' 35" East along the Northwesterly line of said Lot 2, a distance of 251.35 feet; thence at right angles south 50" 58' 25" East, a distance of 52.25 feet to a line parallel with said Northwesterly line; thence South 39" 01' 35" West along said parallel line; a distance of 251.35 feet to a line which is parallel with and distant Northeasterly 161.22 feet, measured at right angles from the Southwesterly line of said Lot 2' thence North 50" 58' 25" West, a distance of 52.25 feet to the point of beginning.

EXCEPT the portion of such property within the easement created by the deed recorded March 4, 1947 in Book 24293 Page 246, Official Records of said county.

PARCEL 1D:

An easement to be used for a spur tract serving exclusively the land conveyed in fee to McMaster-Carr Supply Company, an Illinois Corporation, by deed recorded September 8, 1966, as Instrument No. 536, over that portion of Lot 2 of Tract No. 27623, in the city of Santa Fe Springs, as shown on a map recorded in Book 706 pages 55 to 57 inclusive of Maps, in the office of the county recorder of said county, described as follows:

Beginning at a point on a line which is parallel with and distant Northeasterly
161.22 feet, measured at right angles from the Southwesterly line of said Lot 2, said point being 52.25 feet Southeasterly of the intersection of said parallel line with the Northwesterly line of said lot, thence South 50" 90' 25" East, a distance of 19.75 feet, thence North 39" 01' 35" East, a distance of 25.00 feet; thence North 30" 04' 21" East, a distance of 126.90 feet to the intersection with a line which is parallel with said Northwesterly line of Lot 2 and distant therefrom 82.25 feet, said point of intersection being 180.35 feet distant from the point of beginning thence South 39" 01' 35" feet distant from the point of beginning; thence South 39" 01' 35" West along said parallel line to EXCEPT the portion of such property within the easement created by the deed recorded March 4, 1947 in Book 24293 Page 246, official Records of said county.

PARCEL 2:

All that portion of Lot 2 of Tract no. 27623, in the city of Santa Fe Springs, as per map recorded in Book 706 Pages 55 to 57 inclusive of Maps, in the office of the county recorder of said county, lying Southwesterly of a line which is parallel with and distant Northeasterly 412.57 feet, measured at right angles from the Southwesterly line of said Lot 2. EXCEPT the Southwesterly 161.22 feet, measured at right angles of said Lot 2.

ALSO EXCEPT an undivided one-half of all oil, gas and minerals and of all oil, gas and mineral rights upon and under said land, with no right of entry on the surface of said land for the purposes of extracting oil, gas and minerals thereon and thereunder, as reserved by Security-First national Bank of Los Angeles, in deed recorded in Book 18259 page 99, Official Records.

ALSO EXCEPT an undivided 1/4th interest in and to all oil, gas or other hydrocarbon substances and all minerals of every kind and nature in or under or produced from below 500 feet from the surface of said land, as reserved by Justin J. Accarias, et al., in the deed recorded January 8, 1986 in Book 49964 Page 184, Official Records.

ALSO EXCEPT an undivided one-fourth interest in all oil, gas or other hydrocarbon substances and all minerals of every kind and nature, in or under or produced from below 500 feet from the surface of said land without the right of surface entry, as reserved in the deed form Ben Weingart, as Trustee for Trust No. 2 under the will of Stella Weingart, deceased, et al., recorded February 16, 1961 as Instrument No. 1597, in Book 01128 Page 874, Official Records.

PARCEL 2A:

An easement over that portion of Lot 3 of Tract No. 27623, in the city of Santa Fe Springs, as shown on a map recorded in Book 706 Pages 55 to 57 inclusive of Maps, in the office of the county recorder of said county, described as follows:

Beginning at the Southwesterly corner of Lot 3, thence North 39" 01' 35" East, a distance of 851.76 feet to the Northwesterly corner of said Lot 3, thence South 78" 01' 51" East along the Northeasterly line of said Lot, a distance of 160.36 feet to a non-tangent curve concave Southeasterly and having a radius of 292.65 feet; thence southwesterly along said curve through a central angle of 48" 27' 11" an arc distance of 247.48 feet to a point of tangency with a line which is parallel with and distant Southeasterly 44.25 feet; measured at right angles from the Northwesterly line of said Lot 3; thence South 39" 01' 35" West along said parallel line to the Northeasterly line of Sorensen Avenue; thence Northwesterly along last mentioned Northeasterly line to the point of beginning.

EXCEPT from the foregoing Parcel 2 the portion of such property within the easement created by the deed recorded March 4, 1947 in Book 24293 Page 246 of Official Records of said county.

PARCEL 2B:

An easement over that portion of Lot 2 of Tract No. 27623, in the city of Santa Fe springs, as shown on a map recorded in Book 706 Pages 55 to 57 inclusive of Maps, in the office of the county recorder of said county, described as follows:

Beginning at the intersection of the Southwesterly line of Sorensen Avenue and a line which is parallel with and distant Southeasterly 52.25 feet, measured at right angles form the Northwesterly line of Lot 2, thence South 39" 01' 35" West along said parallel line to a point in a line parallel with and distant 412.57 feet Northeasterly, measured at right angles from the Southwesterly line of said Lot 2; thence North 50" 58' 25" West along last mentioned parallel line 35.78 feet to the southeasterly line of a 16.50 fee wide easement as described in a deed recorded in Book 24293 Page 246, Official Records of said county; thence North 39" 01' 35" East along said Southeasterly line to said Southwesterly line of Sorensen Avenue; thence southeasterly along said Southwesterly line of Sorensen Avenue to the point of beginning.